Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-214817), of our report dated March 22, 2017, with respect to the consolidated financial statements of Cellect Biotechnology Ltd. (formerly: Cellect Biomed Ltd.), which appear in this Annual Report on Form 20-F for the year ended December 31, 2016.

/s/ Kost Forer Gabbay & Kasierer
Tel Aviv, Israel	KOST FORER GABBAY & KASIERER
March 23, 2017	A member of Ernst & Young Global